Exhibit 10.18

SUBSCRIPTION AGREEMENT

by and among

FARALLON CAPITAL PARTNERS, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

VICTOR J. COLEMAN

and

Hudson Pacific Properties, Inc.

Dated as of February 15, 2010

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of February 15, 2010 by and among Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), Farallon Capital Partners, L.P., a California limited partnership (“FCP”), Farallon Capital Institutional Partners, L.P., a California limited partnership (“FCIP”), Farallon Capital Institutional Partners III, L.P., a Delaware limited partnership (“FCIPIII”), and Victor J. Coleman (“Coleman”). Each of FCP, FCIP, FCIPIII and Coleman may be referred to herein as an “Investor” and, collectively, as the “Investors.”

RECITALS

A. The Company proposes to undertake an underwritten initial public offering (the “IPO”) of its common stock, par value $0.01 per share (the “Common Stock”).

B. The Investors desire to purchase Common Stock of the Company in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE I.

IRREVOCABLE SUBSCRIPTION FOR SHARES.

Section 1.1 Each Investor irrevocably subscribes for and agrees to purchase the number of shares of Common Stock indicated in this Subscription Agreement on the terms provided for herein. The Investor agrees to and understands the terms and conditions upon which the Common Stock is being offered. The price per share paid by the Investor shall be the initial public offering price for the Common Stock in the IPO. The aggregate purchase price for the shares of Common Stock purchased by each Investor will be the dollar amount set forth opposite the name of such Investor on Schedule A to this Agreement (the “Committed Purchase Amount”), and the number of shares of Common Stock purchased by each Investor will be the number obtained by dividing the Committed Purchase Amount for such Investor by the initial public offering price per share for the Common Stock in the IPO. The date, time and place of the consummation of the IPO shall be referred to herein as the “IPO Closing.”

ARTICLE II.

CONDITIONS; CLOSING

Section 2.1 Conditions to the Company’s Obligations. The obligations of the Company to effect the transactions contemplated hereby shall be subject to the following conditions precedent:

(i) The representations and warranties of each Investor contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and on and as of the Closing Date as if made on and as of such date;

(ii) The obligations of each Investor contained in this Agreement shall have been duly performed on or before the Closing Date and no such Investor shall have breached any of its covenants contained herein in any material respect;

(iii) Concurrently with the Closing, each Investor shall have executed and delivered to the Company the documents required to be delivered by such Investor pursuant to Section 2.4 hereof; and

(iv) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

Any or all of the foregoing conditions may be waived by the Company in its sole and absolute discretion.

Section 2.2 Conditions to the Investors’ Obligations. The obligations of each Investor to effect the transactions contemplated hereby shall be subject to the following conditions precedent:

(i) The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and on and as of the Closing Date as if made on and as of such date;

(ii) The obligations of the Company contained in this Agreement shall have been duly performed on or before the Closing Date and the Company shall not have breached any of its covenants contained herein in any material respect;

(iii) Concurrently with the Closing, the Company shall each have executed and delivered to the Investors the documents required to be delivered pursuant to Section 2.4 hereof;

(iv) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened; and

(v) The IPO Closing shall be occurring concurrently with the Closing (or the Closing shall occur prior to, but be conditioned upon the immediate subsequent occurrence of, the IPO Closing).

Section 2.3 Time and Place. The date, time and place of the consummation of the transactions contemplated hereunder (the “Closing” or “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the IPO Closing, in the office of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California.

Section 2.4 Closing Deliveries. At the Closing, each Investor will pay its Committed Purchase Amount in cash by wire transfer of immediately available funds to an account designated upon reasonable advance notice by the Company. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through such third party as may be applicable, the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which Closing Documents and other items shall include, without limitation, the following:

(i) Share Certificates, evidence of delivery of uncertificated shares of Common Stock by book-entry, and/or other evidence of the transfer of Common Stock to the applicable Investors;

(ii) The Registration Rights Agreement between the Investors, certain other parties and the Company substantially in the form attached hereto as Exhibit A;

(iii) Lock-up Agreements signed by or on behalf of each Investor, each such Lock-up to be substantially in the form attached hereto as Exhibit B;

If requested by the Company, on the one hand, or any Investor, on the other hand, each party shall provide to the requesting party a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by such party of this Agreement, any related documents and the documents listed in this Section 2.4.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally, and not jointly or jointly and severally, represents and warrants to the Company as set forth below in this Article 3, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing (provided, that Coleman only makes the below representations and warranties to the extent applicable to an individual and not an entity):

Section 3.1 Organization; Authority; Qualification. Such Investor has been duly formed, and is validly existing and in good standing under the laws of the jurisdiction of its formation. Such Investor has all requisite power and authority to enter into this Agreement, and to carry out the transactions contemplated hereby.

Section 3.2 Due Authorization. The execution, delivery and performance of the Agreement by such Investor have been duly and validly authorized by all necessary action of such Investor and its members or partners. The Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 3.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by such Investor in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the business, financial condition or results of operations (a “Material Adverse Effect”) of such Investor.

Section 3.4 No Violation. None of the execution, delivery or performance of the Agreement, and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company of (A) the organizational documents, including the operating agreement, if any, of such Investor, (B) any agreement, document or instrument to which such Investor is a party or by which such Investor is bound, or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on such Investor or by which such Investor or its assets are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach, default or right would not have a Material Adverse Effect.

Section 3.5 Investment Purposes. Such Investor acknowledges its understanding that the offering and issuance of Common Stock to be acquired by it pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Company’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of such Investor contained herein. In furtherance thereof, such Investor, severally, and not jointly or jointly and severally, represents and warrants to the Company as follows:

Section 3.5.1 Investment. Such Investor is acquiring Common Stock hereunder solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof. Such Investor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Common Stock acquired hereunder, unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for such Investor (which counsel shall be reasonably acceptable to the Company, it being agreed that Richards Kibbe & Orbe LLP is acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act.

Section 3.5.2 Knowledge. Such Investor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. Such Investor is able to bear the economic risk of holding the Common Stock for an indefinite period and is able to afford the complete loss of its investment in the Common Stock; such Investor has received and reviewed all information and documents about or pertaining to the Company, the business and prospects of the Company and the issuance of the Common Stock, as such Investor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the business and prospects of the Company and the Common Stock, which such Investor deems necessary or desirable to evaluate the merits and risks related to its investment in the Common Stock. Such Investor has reviewed with its legal counsel and tax advisors the forms of Articles of Amendment and Restatement and Amended and Restated Bylaws of the Company and the partnership agreement of the Company’s operating partnership subsidiary.

Section 3.5.3 Holding Period. Such Investor acknowledges that it has been advised that (i) the shares of Common Stock issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and such Investor understands that the Company has no obligation to register such Investor’s Common Stock, except to the extent set forth in the Registration Rights Agreement; accordingly, such Investor may have to bear indefinitely the economic risks of an investment in such Common Stock, (ii) a restrictive legend in the form hereafter set forth shall be placed on the Share Certificates, and (iii) a notation shall be made in the appropriate records of the Company indicating that the shares of Common Stock issued hereunder are subject to restrictions on transfer.

Section 3.5.4 Accredited Investor. Such Investor is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Securities Act). Such Investor has previously provided the Company with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Investor’s Questionnaire to make the statements contained therein false or misleading.

Section 3.5.5 Legend. Each Share Certificate issued pursuant to this Agreement, unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or “Blue Sky” laws;

In addition to the foregoing legend, each Share Certificate shall bear a legend which generally provides the following:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership set forth in (i) through (iii) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may take other actions, including redeeming shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

Section 3.6 No Brokers. Neither such Investor nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

Except as set forth in this Article III, no Investor makes any representation or warranty of any kind, express or implied, and the Company acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as set forth below in this Article 4, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

Section 4.1 Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to enter into this Agreement and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

Section 4.2 Due Authorization. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary action of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 4.3 Consents and Approvals. Assuming the accuracy of the representations and warranties of the Investors made hereunder and except in connection with the IPO, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

Section 4.4 Non-Contravention. Assuming the accuracy of the representations and warranties of the Investors made hereunder, none of the execution, delivery or performance of this Agreement by the Company and the consummation of the subscription transactions contemplated hereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.

Section 4.5 REIT Status. At the effective time of the IPO and Closing, the Company shall be organized in a manner so as to qualify as a self-administered and self-managed real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (a “REIT”). As described in the prospectus relating to the IPO, the Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2010.

Section 4.6 Common Stock. The Common Stock issuable at the Closing in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

Section 4.7 No Litigation. There is no action, suit or proceeding pending or, to the Company’s knowledge, threatened against the Company that, if adversely determined, would have a Material Adverse Effect on the ability of the Company to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

Section 4.8 No Prior Business. Since the date of its formation, the Company has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the formation transactions and the IPO and as contemplated under this Agreement.

Section 4.9 No Broker. Neither Company nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Investor or any of its respective affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in this Article 4, the Company does not make any representation or warranty of any kind, express or implied, and each Investor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Information. The Company may request from the Investor such additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Common Stock, and may request from time to time such information as the Company may deem necessary to determine the eligibility of the Investor to hold the Common Stock or to enable the Company to determine the Company’s compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

Section 5.2 Further Assurances. The Investors and the Company shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 5.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.4 Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

Section 5.5 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 5.6 Entire Agreement. This Agreement and the exhibits and schedules hereto constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 5.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, except to an affiliate, and no assignment shall relieve a party from its obligations under this Agreement.

Section 5.8 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 5.9 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 5.10 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Company to effect such replacement.

Section 5.11 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

Section 5.12 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of each of the Investors and the Company set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

Section 5.13 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Company:

Hudson Pacific Properties, Inc.

11601 Wilshire Blvd., Suite 1600

Los Angeles, CA 90025

Phone: (310) 445-5700

Facsimile: (310) 445-5710

Attn: General Counsel

To the Investors:

Farallon Capital Partners, L.P.

One Maritime Plaza, Suite 2100

San Francisco, California 94111

Phone: (415) 421 2132

Facsimile: (415) 421-2133

Attn: Daniel J. Hirsch

Farallon Capital Institutional Partners, L.P.

One Maritime Plaza, Suite 2100

San Francisco, California 94111

Phone: (415) 421 2132

Facsimile: (415) 421-2133

Attn: Daniel J. Hirsch

Farallon Capital Institutional Partners III, L.P.

One Maritime Plaza, Suite 2100

San Francisco, California 94111

Phone: (415) 421 2132

Facsimile: (415) 421-2133

Attn: Daniel J. Hirsch

Victor J. Coleman

11601 Wilshire Blvd. Suite 1600

Los Angeles, CA 90025

Phone: 310 445-5700

Facsimile: (310) 445-5710

Attn: Victor J. Coleman

Section 5.14 Equitable Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit the Investors to enforce consummation of the IPO.

Section 5.15 Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 5.13 above, be settled by final and binding arbitration conducted in Los Angeles, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

Section 5.16 Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the Los Angeles, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

Section 5.17 Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

Section 5.18 Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

Section 5.19 Enforcement Costs. Should any party institute any action or proceeding under Section 5.15 above (or, with respect to the Company, Sections 5.16 or 5.17 above), the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such action or proceeding. A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such action or proceeding and provision (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

Section 5.20 Several Liability. It is understood and acknowledged that to the extent any Investor makes a representation, warranty or covenant hereunder, or assumes liability for indemnification or otherwise hereunder, the same is made or assumed by such Investor severally, and not jointly or jointly and severally with any other Investor.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

“COMPANY”

Hudson Pacific Properties, Inc.

By:
Name:
Title:

“INVESTORS”

FARALLON CAPITAL PARTNERS, L.P.

By: Farallon Partners, L.L.C., its General Partner

By:
Name:
Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By: Farallon Partners, L.L.C., its General Partner

By:
Name:
Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By: Farallon Partners, L.L.C., its General Partner

By:
Name:
Managing Member

VICTOR J. COLEMAN

S-1

SCHEDULE A

Investor	Committed Purchase Amount
Farallon Capital Partners, L.P.	$
Farallon Capital Institutional Partners, L.P.
Farallon Capital Institutional Partners III, L.P.
Victor J. Coleman		$2,000,000

		$20,000,000

Schedule A-1

EXHIBIT A

TO

SUBSCRIPTION AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit A-1

EXHIBIT B

TO

SUBSCRIPTION AGREEMENT

FORM OF LOCK-UP AGREEMENT

Exhibit B-1